January 25, 2012


First Trust Exchange-Traded AlphaDEX(R) Fund II
120 E. Liberty Street
Wheaton, Illinois 60532

Chapman and Cutler LLP
111 West Monroe Street
Chicago, IL 60187

         Re:     First Trust Exchange-Traded AlphaDEX(R) Fund II

Ladies and Gentlemen:

       We have acted as special Massachusetts counsel to First Trust Exchange-Traded AlphaDEX(R) Fund II (the "Trust") on behalf of its series

        First Trust Germany AlphaDEX(R) Fund

        First Trust Canada AlphaDEX(R) Fund

        First Trust Australia AlphaDEX(R) Fund

        First Trust United Kingdom AlphaDEX(R) Fund

        First Trust Taiwan AlphaDEX(R) Fund

        First Trust Hong Kong AlphaDEX(R) Fund

        First Trust Switzerland AlphaDEX(R) Fund

(each a "Fund" and collectively the "Funds"), in connection with the Trust's Post-Effective Amendment to its Registration Statement on Form N-1A to be filed with the Securities and Exchange Commission on or about January 25, 2012 (as so amended, the "Registration Statement") with respect to each Fund's shares of beneficial interest, par value $.01 per share (the "Shares"). You have requested that we deliver this opinion to you in connection with the Trust's filing of such Registration Statement.

       In connection with the furnishing of this opinion, we have examined the following documents:

              (a) a bringdown certificate dated today's date and issued by the Corporation Service Company as to the legal status and good standing of the Trust with the office of the Secretary of the Commonwealth of Massachusetts;

              (b) a copy, stamped as filed with the Secretary of the Commonwealth of Massachusetts on December 28, 2010, of the Trust's Declaration of Trust dated as of December 3, 2010 (the "Declaration");

              (c) a copy, as filed with the Secretary of the Commonwealth of Massachusetts on September 26, 2011 of the Trust's Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest effective as of September 19, 2011 (the "Designation");

              (d) a certificate executed by an appropriate officer of the Trust, certifying as to, and attaching copies of, the Trust's Declaration, Designation, By-Laws, and certain resolutions adopted by the Trustees of the Trust at a meeting held on September 19, 2011 (the "Resolutions"); and

              (e) a draft of the Registration Statement received on January 25, 2012 ..


       In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We have further assumed that the Trust's Declaration, Designation, By-Laws and the Resolutions will not have been amended, modified or withdrawn with respect to matters relating to the Shares and will be in full force and effect on the date of the issuance of such Shares.

       This opinion is based entirely on our review of the documents listed above and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

       This opinion is limited solely to the internal substantive laws of the Commonwealth of Massachusetts, as applied by courts located in Massachusetts (other than Massachusetts securities laws, as to which we express no opinion), to the extent that the same may apply to or govern the transactions referred to herein. No opinion is given herein as to the choice of law which any tribunal may apply to such transaction. In addition, to the extent that the Trust's Declaration, Designation or By-Laws refer to, incorporate or require compliance with the Investment Company Act of 1940, as amended, or any other law or regulation applicable to the Trust, except for the internal substantive laws of the Commonwealth of Massachusetts, as aforesaid, we have assumed compliance by the Trust with such Act and such other laws and regulations.

       We understand that all of the foregoing assumptions and limitations are acceptable to you.

       Based upon and subject to the foregoing, please be advised that it is our opinion that the Shares, when issued and sold in accordance with the Trust's Declaration, Designation and By-Laws and for the consideration described in the Registration Statement, will be validly issued, fully paid and nonassessable, except that, as set forth in the Registration Statement, shareholders of the Trust may under certain circumstances be held personally liable for its obligations.

       This opinion is given as of the date hereof and we assume no obligation to update this opinion to reflect any changes in law or any other facts or circumstances which may hereafter come to our attention. We hereby consent to your reliance on this opinion in connection with your opinion to the Trust with respect to the Shares and to the filing of this opinion as an exhibit to the Registration Statement. In rendering this opinion and giving this consent, we do not admit that we are "experts" within the meaning of the Securities Act of 1933, as amended.

                                           Very truly yours,


                                           BINGHAM McCUTCHEN LLP